Contact:	Investors: Progenics Pharmaceuticals, Inc. Richard W. Krawiec, Ph.D. VP, Corporate Affairs (914) 789-2814 rkrawiec@progenics.com	Media: Aline Schimmel WeissComm Partners (212) 301-7218

PROGENICS AWARDED $1.9 MILLION IN NIH GRANTS FOR NOVEL PROSTATE CANCER THERAPIES

–  Antibody-drug conjugate and vaccine target prostate-specific membrane antigen  –
–  Scientific findings published in peer-reviewed science journals  –

Tarrytown, NY – November 1, 2007 - Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today announced the award of grants totaling $1.9 million by the National Institutes of Health (NIH).  The proceeds, to be disbursed over two years, were awarded to support the development and initiation of clinical testing of a novel antibody-drug conjugate (ADC) and vaccine immunotherapies that target prostate-specific membrane antigen (PSMA), a molecular marker found on prostate cancer cells.  Progenics also announced the publication of two scientific articles that describe positive preclinical findings from these programs.

“We are honored to receive these competitive NIH awards and are gratified that NIH elected to support both programs based on their scientific merit and therapeutic potential,” said Paul J. Maddon, M.D., Ph.D., Founder, Chief Executive Officer and Chief Science Officer of Progenics Pharmaceuticals, Inc.  “The NIH awards and our recent publications on PSMA underscore the growing enthusiasm within the scientific community for innovative cancer therapies that target this unique cancer marker.”

About PSMA Antibody-Drug Conjugate

Progenics was awarded a grant for $940,000 to support preclinical activities and clinical testing of a PSMA antibody-drug conjugate (ADC), a novel immunotherapeutic agent that combines the molecular targeting of a fully human monoclonal antibody that is specific for PSMA with the cell-eradicating properties of a highly potent cytotoxic drug. The monoclonal antibody selectivity binds the PSMA molecule on the prostate cancer cell with high affinity, and delivers the cytotoxic drug to prostate cancer cells.  After binding its target, PSMA-ADC rapidly enters the cancer cell and releases the cytotoxic drug.  Once inside the cell, the free drug is designed to eradicate the cancer cell by disrupting microtubule integrity, the cellular “backbone” required for growth and division.  PSMA-ADC utilizes auristatin drug-linker technology in-licensed from Seattle Genetics, Inc. (Nasdaq:  SGEN).

           PSMA-ADC has demonstrated potent and selective anti-tumor activity in preclinical models of human prostate cancer.  Progenics is completing preclinical testing of this product candidate in preparation for clinical trials in prostate cancer patients next year.  The properties of PSMA-ADC are described in the current issue of Reviews on Recent Clinical Trials (Vol. 2, No. 3).A link to this article can be accessed at (cut and paste link into browser window):
http://www.ingentaconnect.com/content/ben/rrct/2007/00000002/00000003/art00004. This article also reviews studies that illustrate the potential role of PSMA in cancer therapy.  Later this year, Progenics plans to file an Investigative New Drug (IND) application with the U.S. Food and Drug Administration to enter PSMA-ADC into clinical testing in the first half of 2008.

PSMA-VRP Vaccine

NIH also awarded Progenics a $970,000 grant for translational research and initial human testing of PSMA-VRP, a vaccine designed to enable a patient’s own immune system to recognize and eliminate prostate cancer cells.   PSMA-VRP is a viral vector vaccine that utilizes alphavirus technology under license from AlphaVax, Inc. (Research Triangle Park, NC). PSMA-VRP is designed to infect key antigen-presenting cells in the body.  These cells then express high levels of PSMA and stimulate production of both antibodies and killer T cells, the two principal mechanisms the body uses to eliminate harmful cells.  PSMA-VRP is designed to produce high levels of PSMA but no new virus particles.

Progenics scientists published positive preclinical findings for PSMA-VRP in a recent issue of Clinical Cancer Research (Vol. 13, No. 13).  In pre-clinical studies, subcutaneous injections of PSMA-VRP stimulated production of both antibodies and killer T cells that specifically recognized and eliminated cells that express PSMA.  In these pre-clinical models, the anti-PSMA immune responses were potent, dose-dependent, long-lived, and boosted upon repeated dosing with PSMA-VRP.  In addition, immunogenic doses of PSMA-VRP demonstrated a favorable safety profile in pre-clinical models.  Progenics expects to enter PSMA-VRP into clinical testing in patients with metastatic prostate cancer in the first half of 2008.

About PSMA

PSMA is a protein abundantly expressed on the surface of prostate cancer cells and on the neovasculature of many types of solid tumors.  PSMA expression is increased in high-grade, metastatic and hormone-refractory prostate cancer. Since PSMA has limited expression on normal tissues, it is an excellent therapeutic target.

Progenics is engaged in two programs that target PSMA for the treatment of prostate cancer.  The company’s PSMA-ADC is a fully human monoclonal antibody to PSMA linked to a derivative of auristatin, a highly potent cytotoxic drug.  This antibody targets PSMA and releases the drug payload, which destroys the cancer cell.  The Company’s second program pursues vaccines that are designed to augment the body’s ability to recognize and eradicate cancer cells that express PSMA.

About Prostate Cancer

Prostate cancer is the most common type of cancer found in American men. About one sixth of U.S. males will be diagnosed with prostate cancer during their lifetime, but only one man in 35 will die of the disease.  In U.S. males, prostate cancer accounts for 32% of all cancer diagnoses and 9% of male cancer-related deaths. The American Cancer Society estimates 218,890 new cases will be diagnosed in the U.S. during 2007.  Additionally, approximately $1.3 billion dollars will be spent for patient care for the over two million men who are estimated to be living with, or are survivors of, prostate cancer in the U.S. today.

NIH Disclosure Notice

Progenics’ study of PSMA-ADC for prostate cancer therapy is supported by Grant Number 2R44CA107653.  The Company’s study of PSMA-VRP vaccine is supported by Grant Number 2R44CA095928.  Any results from NIH grant-supported research are solely the responsibility of the authors and do not necessarily represent the official views of the National Cancer Institute (NCI) or the NIH.

About the Company

Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward gastroenterology as well as the treatment of HIV infection and cancer. The Company, in collaboration with Wyeth, is developing methylnaltrexone for the treatment of opioid-induced side effects, including constipation (oral and subcutaneous formulations) and post-operative bowel ileus (intravenous formulation). In March 2007, the Company submitted a New Drug Application to the United States Food and Drug Administration for the subcutaneous formulation of methylnaltrexone for patients suffering from opioid-induced constipation while receiving palliative care, followed in May 2007 by Wyeth's submission of a Marketing Authorization Application (MAA) in Europe to the European Medicines Agency (EMEA). The NDA and MAA have been accepted and validated for review by the FDA and EMEA, respectively, with additional filings in Australia and Canada, and filings in other countries submitted or pending. In the area of HIV infection, the Company is developing the viral-entry inhibitor PRO 140, a humanized monoclonal antibody targeting the HIV entry co-receptor CCR5.  PRO 140 has completed phase 1b clinical studies with positive results. The Company is developing in vivo immunotherapies for prostate cancer, including a human monoclonal antibody drug conjugate directed against prostate-specific membrane antigen (PSMA), a protein found on the surface of prostate cancer cells. Progenics is also developing therapeutic vaccines designed to stimulate an immune response to PSMA.

PROGENICS DISCLOSURE NOTICE: The information contained in this document is current as of November 1, 2007. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words "anticipates," "plans," "expects" and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties which may cause the Company's actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence or proceed as planned, the risks and uncertainties associated with dependence upon the actions of our corporate, academic and other collaborators and of government regulatory agencies, the risk that our licenses to intellectual property may be terminated because of our failure to have satisfied performance milestones, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the risk that we may not be able to manufacture commercial quantities of our products, the uncertainty of future profitability and other factors set forth more fully in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information. In particular, the Company cannot assure you that any of its programs will result in a commercial product.

Progenics does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus, it should not be assumed that the Company's silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Additional information on Progenics is available at http://www.progenics.com